Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-effective Amendment to Form S-1 (No. 333-197352) of Nuo Therapeutics, Inc. of our report dated March 31, 2015 relating to the consolidated financial statements of Nuo Therapeutics, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Stegman & Company

Baltimore, Maryland

May 13, 2015